SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 29, 2016

800 COMMERCE, INC

(Exact name of registrant as specified in its charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

333-184459	27-2019626
(Commission File Number)	(IRS Employer Identification No.)

319 Clematis Street, Suite 1008, West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 249-6511

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 29, 2016, 800 Commerce, Inc. (the “Company”), a Florida corporation, entered into a Securities Exchange Agreement (the “Agreement”) with an unrelated third party, Petrogres Co. Limited (“Petrogres”), a Marshall Islands corporation, and its sole shareholder. The Company acquired 100% of Petrogres and its affiliated companies, all as more particularly described in the Agreement. As consideration for the acquisition of Petrogres, the Company will issue shares of its common stock, in restricted form, representing 85% of the issued and outstanding shares of the Company’s common stock at closing of the transaction. The total shares to be issued as part of the transaction total 136,000,000 shares of common stock, par value $0.001.

Petrogres is a an oil trading and shipping company acting internationally and has been in business for seven (7) years. Petrogres conducts its operations through four subsidiaries, each one of which owns and operates a shipping vessel used in international and domestic shipping.

As part of the transaction, the sole shareholder and CEO of Petrogres, Christos Traios, was appointed to the Board of Directors and B. Michael Friedman subsequently resigned as an officer and director. In addition, the Company’s Board of Directors approved an amendment to the Company’s Articles of Incorporation, increasing the authorized capital to 490,000,000 shares of common stock, par value $0.001 and 10,000,000 shares of preferred stock, par value $0.001.

Item 3.02	Unregistered Sales of Equity Securities.

As part of the Agreement with Petrogres, the Company will issue a total of 136,000,000 shares of its common stock to the sole shareholder of Petrogres. The Company relied on Regulation D and Section 4(2) of the Securities Act of 1933, as amended, as the stock sale was not part of a public offering but a private transaction done in compliance with Regulation D and Section 4(a)(2).

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) On March 2, 2016, the Board of Directors of the Company terminated MaloneBailey, LLP (“Malone”) as its independent registered public accounting firm.

During the interim period preceding Malone’s termination there:

(i) were no “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with Malone on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone, would have caused Malone to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and

(ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Malone with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (“Commission”) and requested that Malone furnish it with a letter addressed to the Commission stating that it agrees with the statements made above.  A copy of Malone’s letter, dated March 3, 2016, is attached herewith as Exhibit 16.1 to this Form 8-K.

(b) On March 3, 2016, the Board of the Company resolved to engage the independent registered public accounting firm of L&L CPAS, PA ("L&L"), as the Company's new independent registered public accountants, which appointment L&L has accepted.

During the two most recent fiscal years and the interim period preceding the engagement of L&L, the Company has not consulted with L&L regarding either: (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by L&L or (iii) any other matter that was the subject of disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv), or a reportable event as described in paragraph 304(a)(1)(v), of Regulation S-K.

The Company provided L & L with a copy of this Form 8-K prior to its filing with the Commission.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Directors or Certain Officers

On February 29, 2016, B. Michael Friedman resigned as the Chief Executive Officer and as the sole member of the Board of Directors of the Company.

Appointment of Director and Principal Officer

Christos Traios has been appointed CEO and is now the sole member of the Board, and shall serve until the 2016 Annual Meeting of Stockholders and thereafter, until his respective successor is duly elected and qualified.

Mr. Traios is the sole officer and director as well as sole shareholder of Petrogres. Petrogres was formed in March 2009 and is engaged in the business of maritime shipping. Mr. Traios has been in the maritime industry for more than twenty-five (25) years and has been in the oil business for eight (8) years. Mr. Traios attended Master Mariner & Law Maritime School for three years and served as second captain in the shipping industry for three years. Mr. Traios is a citizen of Greece.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2016, the Board of Directors approved an amendment to the Company’s Articles of Incorporation, increasing the authorized capital of the Company to 490,000,000 shares of common stock, par value $0.001 and 10,000,000 shares of preferred stock, par value $0.001. The majority of the Company’s shareholders consented to the amendment increasing the authorized capital.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of business acquired.

The financial statements of Petrogres, including the required pro forma information, will be filed when available within the time period permitted by this Form.

(b) Pro Forma Financial Information.

The financial statements of Petrogres, including the required pro forma information, will be filed when available within the time period permitted by this Form.

(c) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment as filed with the Florida Secretary of State

10.3	Exchange Agreement with Petrogres

16.1	Letter from MaloneBailey, LLP to the SEC dated March 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 3, 2016	800 COMMERCE, INC.

	By:	/s/ Christos Traios
Christos Traios Chief Executive Officer